SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 26, 2008

Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

June 30, 2008, Earth Biofuels, Inc. (“the Company or EBOF”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with PNG Ventures Inc. (“PNG”).  Prior to entering the Exchange Agreement, the Company, on June 26, 2008, entered into a series of agreements with its creditors providing for the restructuring of its debt obligations.  The following is a summary of such agreements.

On June 26, 2008 Earth Biofuels, Inc. and its wholly owned subsidiaries Earth LNG, Inc., a Texas corporation (“LNG”),  New Earth LNG, LLC., a Delaware corporation (“New Earth”),  Applied LNG Technologies USA, LLC, a Delaware limited liability company (“ALT”), Arizona LNG, LLC, a Nevada limited liability company (“AZLNG”) executed an Amended and Restated Credit Agreement, Amend No. 1 to Intercreditor Agreement, Guarantee and Collateral Agreement, and $34,000,000 Note (“Note”) with Fourth Third, LLC , a Delaware limited liability company (“Fourth Third”)  and PNG Ventures, Inc., a Nevada corporation (“PNG”).

This Amendment restates the $18,750,000 term loan facility related to the Topock, Arizona liquefied natural gas plant, which was disclosed in the three months ended March 31, 2008 quarterly report. The $34 million term loan note is due and payable in 2years, with interest accruing at 30 day LIBOR plus 7.25%.  The loan is secured by the liquefied natural gas facility in Topock, Arizona.

In addition, pursuant to four separate Settlement Exchange Agreements with each of the four subordinated creditors of the Company (the "Releasing Creditors"), on June 26, 2008 the Company exchanged $67,500 of the amounts outstanding under certain senior secured convertible notes of the Company held by the Releasing Creditors (the "Existing Notes") for an aggregate of $67,500 of the principal amount of that certain 12% Convertible Promissory Note in the aggregate principal amount of $171,000, issued by PNG to the Company on June 5, 2008 (the “Settlement Exchange”).

Immediately following the Settlement Exchange, on June 26, 2008, Earth Biofuels, Inc. entered into four separate Amendment and Exchange Agreements (the “Amendment Agreements”)  with the Releasing Creditors whereby the Company and the Releasing Creditors (i) exchanged the existing senior secured convertible notes (the "Existing Notes") previously issued by the Company to the Releasing Creditors in the aggregate principal amount of $52.5 million, and certain related warrants, for amended and restated senior secured convertible exchangeable notes in the aggregate principal amount of $105 million (the "Amended Notes") and series B senior secured convertible exchangeable notes (the "Series B Notes", and together with the Amended Notes, the "Notes") in the aggregate principal amount of $3,434,557, each which are convertible into common stock, $0.001 par value, of the Company and exchangeable into, in the aggregate, up to 7,000,000 shares of common stock, $0.001 par value, of PNG (such indebtedness, collectively, the "Subordinated Debt"), (ii) amended and restated the security documents related to such Subordinated Debt and (iii) released certain liens on the capital stock, membership interests and assets of ELNG and New Earth and its subsidiaries and release said parties from certain obligations described therein (the "Releases").  In addition, previously granted warrants to purchase common stock of the Company were cancelled and registration rights with respect to securities held by the Releasing Creditors were terminated.

Under the Amendment Agreements, the Company issued to the Releasing Creditors Amended Notes in the principal amount of $105 million. The entire principal sum is due and payable on the second anniversary of the date of issuance.  The Amended Notes accrue interest at the rate of 10% per annum.  Interest payments are payable quarterly in arrears.  The Amended Notes are convertible into shares of common stock of the Company at the option of the holder at a conversion price of $0.25 per share.  The then applicable conversion price is subject to an automatic reset to 90% of the arithmetic average of the weighted average prices of the Company’s Common Stock during the ten trading days preceding the first calendar day of each month.  In addition, following the completion of the Share Exchange, the Amended Notes may be exchanged for up to 7,000,000 shares of PNG held by the Company (the "Exchange Shares") at an exchange price of $10.00 per share.  Both the conversion price and the exchange price are subject to adjustment in the event of certain dilutive events as described in the Amended Notes.  In addition, at any time prior to June 25, 2009, and so long as there is no Event of Default, the Company shall have the one time right to redeem all of the Notes at a 38.09% discount (or approximately $40 million discount) which would equal approximately $65,000,000 redemption price.

In addition, under the Amendment Agreement, the Company issued to the Releasing Creditors its Series B Notes in the aggregate principal amount of $3,434,557.  The entire principal sum is due and payable on the second anniversary of the date of issuance.  The Series B Notes accrue interest at the rate of% per annum.  Interest payments are payable quarterly in arrears.  The Series B Notes are convertible into shares of common stock of the Company at the option of the holder at a conversion price of $0.25 per share.  The then applicable conversion price is subject to an automatic reset to 90% of the arithmetic average of the weighted average prices of the Company’s Common Stock during the ten trading days preceding the first calendar day of each month.  In addition, following the completion of the Share Exchange, the Series B Notes may be exchanged for shares of PNG held by the Company at an exchange price of $10.00 per share.  Both the conversion price and the exchange price are subject to adjustment in the event of certain dilutive events as described in the Notes.

The Company’s obligations under the Notes are secured by substantially all of the Company’s assets.

In connection with the Amendment Agreements, on June 25, 2008, the Company entered into an Irrevocable Proxy (the "Proxy") in favor of Castlerigg PNG Investments LLC ("Castlerigg"), pursuant to which the Company granted Castlerigg an irrevocable proxy with respect to the Exchange Shares; provided, that such Proxy does not apply to any Exchange Shares sold with the consent of Castlerigg and any Exchange Shares delivered to the holders of Notes upon exchange of such Notes in accordance with the terms therewith.  Castlerigg may terminate the Proxy at any time at its sole option, by written notice to the Company.

Additionally, in connection with the Share Exchange, PNG agreed to reserve for issuance an additional 1,900,000 shares of common stock (the “Settlement Shares”) for issuance upon the conversion of those certain 12% Convertible Promissory Notes of the Company in the aggregate principal amount of $171,000, made by the Company on June 5, 2008 (the “Settlement Notes”), and, with respect to an aggregate of $67,500 of the principal amount such Settlement Notes, transferred to the Releasing Creditors on June 26, 2008 pursuant to those certain Settlement Exchange Agreements, by and among EBOF and each of the Releasing Creditors and those certain Acknowledgement and Transfer Agreements, by and between the Company and each of the Releasing Creditors.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

All securities were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereunder, as they were issued in reliance on the recipients’ representation that they were accredited (as such term is defined in Regulation D), without general solicitation and represented by certificates that were imprinted with a restrictive legend. In addition, all recipients were provided with sufficient access to Company information.

Item 9.01  Exhibits.
 (c) Exhibits.
Exhibit Number	Description

9	Voting Proxy of Earth Biofuels, Inc. in favor of subordinated releasing creditors
10.1	Promissory note for $34,000,000 with Fourth Third
10.2	Subordination and Intercreditor Agreement with Fourth Third
10.3	Consent and Agreement with Fourth Third
10.4	Subscription Agreement with Fourth Third
10.5	Amended and Restated Senior Secured Exchangeable and Convertible Notes by and among Earth Biofuels, Inc. and Castlerigg PNG Investments LLC
10.5.1	Amended and Restated Senior Secured Exchangeable and Convertible Notes by and among Earth Biofuels, Inc. and YA Global Investments, LP
10.5.2	Amended and Restated Senior Secured Exchangeable and Convertible Notes by and among Earth Biofuels and Portside Growth and Opportunity Fund
10.5.3	Amended and Restated Senior Secured Exchangeable and Convertible Notes by and among Earth Biofuels, Inc. and Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio
10.6	Amended and Restated Guaranty Agreement with Castlerigg PNG Investments LLC
10.7	Amended and Restated Pledge and Security Agreement with Castlerigg PNG Investments LLC
10.8	Release, Consent and Acknowledgment, dated as of June 25, 2008, by and among Earth Biofuels, Inc., PNG Ventures, Inc., certain of their subsidiaries and Castlerigg PNG Investments LLC
10.8.1	Release, Consent and Acknowledgment, dated as of June 25, 2008, by and among Earth Biofuels, Inc., PNG Ventures, Inc., certain of their subsidiaries and YA Global Investments, LP
10.8.2	Release, Consent and Acknowledgment, dated as of June 25, 2008, by and among Earth Biofuels, Inc., PNG Ventures, Inc., certain of their subsidiaries and Portside Growth and Opportunity Fund
10.8.3
Release, Consent and Acknowledgment, dated as of June 25, 2008, by and among Earth Biofuels, Inc., PNG Ventures, Inc., certain of their subsidiaries and Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio

10.8.4	Release, Consent, and Acknowledgment, dated as of June 25, 2008, by and among Earth Biofuels, Inc., PNG Ventures, Inc., certain of their subsidiaries, and Castlerigg Master Investments Ltd.
10.9	Series B Senior Secured Exchangeable Convertible Note made by Earth Biofuels, Inc. in favor of Castlerigg PNG Investments LLC
10.9.1	Series B Senior Secured Exchangeable Convertible Note made by Earth Biofuels in favor of YA Global Investments, LP
10.9.2	Series B Senior Secured Exchangeable Convertible Note made by Earth Biofuels in favor of Portside Growth and Opportunity Fund
10.9.3	Series B Senior Secured Exchangeable Convertible Note made by Earth Biofuels in favor of Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio
10.10	Guarantee and Collateral Agreement with Fourth Third
10.11	Contribution Agreement between Earth LNG, Inc. and New Earth LNG, LLC
10.12	Amended and Restated Credit Agreement with Fourth Third, LLC Lenders (incorporated by reference to the Company’s 8-K filing on July 3, 2008-Exhibit 1.1)
10.13	Amendment and Exchange Agreements by and among Earth Biofuels, Inc., and Castlerigg PNG Investments LLC
10.13.1	Amendment and Exchange Agreements by and among Earth Biofuels, Inc. and YA Global Investments, LP
10.13.2	Amendment and Exchange Agreements by and among Earth Biofuels, Inc. and Portside Growth and Opportunity Fund
10.13.3	Amendment and Exchange Agreements by and among Earth Biofuels, Inc. and Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio
10.14	Settlement Exchange Agreement between Earth Biofuels, Inc. and Castlerigg PNG Investments LLC, and Acknowledgement and Transfer Agreement
10.14.1	Settlement Exchange Agreement between Earth Biofuels and YA Global Investments, LP and Acknowledgement and Transfer Agreement
10.14.2	Settlement Exchange Agreement between Earth Biofuels and Portside Growth and Opportunity Fund and Acknowledgement and Transfer Agreement
10.14.3	Settlement Exchange Agreement between Earth Biofuels and Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio and Acknowledgement and Transfer Agreement
10.15	Settlement Agreement, dated as of June 5, 2008, by and among PNG, Earth Biofuels, Inc, and subsidiaries and Black Forest International and related note
99.1
12% Convertible Note of PNG Ventures, Inc. made by PNG in favor of Castlerigg PNG Investments LLC for $55,928.57, which was initially issued to Earth Biofuels on June 5, 2008 and transferred on June 26, 2008

99.2
12% Convertible Note of PNG Ventures, Inc. made by PNG in favor of Portside Growth & Opportunity Funds for $,6428.57, which was initially issued to Earth Biofuels on June 5, 2008 and transferred on June 26, 2008

99.3
12% Convertible Note of PNG Ventures, Inc. made by PNG in favor of Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio for $1,285.71, which was initially issued to Earth Biofuels on June 5, 2008 and transferred on June 26, 2008

99.4
12% Convertible Note of PNG Ventures, Inc. made by PNG in favor of YA Global Investments L.P. for $3,857.14, which was initially issued to Earth Biofuels on June 5, 2008 and transferred on June 26, 2008

99.5	12% Convertible Note made by PNG in favor of Earth Biofuels, Inc on June 5, 2008 for $171,000

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc.

Dated: July 9, 2008	By:	/s/ Dennis G. McLaughlin, III
Chief Executive Officer